UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2007

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93-95 Gloucester Place, London, England, United Kingdom	W1U 6JQ
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2007, KAL Energy, Inc., a Delaware corporation (the “Company”), entered into subscription agreements (the “Agreements”) with 3 investors (the “Investors”) pursuant to which the Company agreed to sell an aggregate of 937,500 shares of its common stock at a purchase price of $0.80 per share, which resulted in net proceeds to the Company of approximately $750,000. The Company also issued the Investors warrants (the “Warrants”) to purchase up to an aggregate of 937,500 shares of its common stock at an exercise price of $1.428 per share, which exercise price equals the closing offer price of the Company’s common stock on the National Association of Securities Dealer’s Over-The-Counter Bulletin Board on June 10, 2007, plus a five percent (5%) premium. The closing of the private placement transaction occurred on June 10, 2007.

The shares of the Company’s common stock were issued in a private placement transaction, and such shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered such shares of common stock may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The registration rights provisions contained in the Agreements require the Company to prepare and file with the Securities and Exchange Commission a registration statement on Form SB-2 for the purpose of registering for resale all of the shares of the Company’s common stock that were sold to the Investors in the private placement transaction.

This announcement is not an offer to sell securities of the Company, and any opportunity to participate in the private placement transaction was available to a very limited group of non-“U.S. persons,” as defined in Regulation S (“Regulation S”) promulgated under the Securities Act.

The foregoing description of the private placement transaction does not purport to be complete and is qualified in its entirety by reference to the forms of Agreement and Warrant entered into in connection with the private placement transaction, which are attached hereto as Exhibits 10.1 and 10.2, respectively and are hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The shares of the Company’s common stock sold in the private placement transaction described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Regulation S. The shares of the Company’s common stock were offered and sold in “offshore transactions,” as defined in Regulation S, and no “directed selling efforts,” as defined in Regulation S, were made in the United States by the Company, a distributor of the Company’s common stock, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the Agreements contain representations to support the Company’s reasonable belief that the Investors are non-“U.S. persons,” as defined by Regulation S.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Subscription Agreement.
10.2	Form of Warrant to Purchase Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

October 17, 2007
By:  /s/ Jorge Nigaglioni

Jorge Nigaglioni
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Purchase Agreement.
10.2	Form of Warrant to Purchase Common Stock.